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                                                                  EXHIBIT 10(ee)

                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("FIRST AMENDMENT") is made effective as of July 15, 2000, by and among Airport Systems International, Inc. ("ASI") and DCI, Inc. ("DCI") (ASI and DCI collectively, jointly and severally, the "BORROWER"), and Bank of America, N.A. ("LENDER").

                             PRELIMINARY STATEMENTS

         (A) Effective February 7, 2000, Borrower and Lender entered into a Loan and Security Agreement and other Loan Documents (as therein defined) ("LOAN AGREEMENT");

         (B) The Loan Documents provided, among other things, that Lender would lend Borrower $8,000,000 on a revolving basis, $1,178,000 on a term loan basis, and $2,599,572.60 on direct pay letter of credit facility;

         (C) Borrower is currently not in compliance with certain terms, conditions and covenants of the Loan Agreement, and requests that Lender modify certain terms, conditions and covenants of the Loan Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises and upon application of Borrower, it is agreed by and among Lender and Borrower as follows:

                                    AGREEMENT

         1. The preliminary statements set forth above are accurate, represent the intent of the parties hereto and are incorporated herein by reference. Unless otherwise defined in this First Amendment, capitalized terms used herein will have the same meaning in this First Amendment as set forth in the Loan Agreement.

         2. Except as expressly provided herein, nothing in this agreement shall be construed as a waiver on the part of Lender as to any rights, remedy or remedies it may enjoy under the Loan Agreement with respect to any existing circumstances, facts or events constituting an Event of Default under the Loan Agreement.

         3. In addition to those amounts due Lender pursuant to Section 9 herein, Borrower shall pay to Lender the amount of Forty Thousand Dollars and No/100 ($40,000.00) as a "Restructure Fee". The Restructure Fee shall be deemed earned as of the effective date hereof, and shall be due and payable in full not later than the effective date hereof. The payment of the Restructure Fee shall not reduce any of the Borrower's obligations under the Loan Agreement.





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         4. [Intentionally Omitted].

         5. Lender and Borrower hereby agree that the Loan Agreement is amended and modified as follows:

            5.1 Section 3.1(a) is deleted in its entirety and the following is substituted therefor:

                "(a) (i) Revolving Credit Loans. The Borrower will pay interest on the unpaid principal amount of each Revolving Credit Loan for each day from the day such Loan was made until such Loan is paid (whether at maturity, by reason of acceleration or otherwise), at a rate per annum equal to the Prime Rate PLUS two percent (2.0%), payable monthly in arrears on each Interest Payment Date and on the Termination Date.

                (ii) Term Loans. The Borrower will pay interest on each Term Loan at a rate per annum equal to the Prime Rate PLUS two percent (2.0%) payable in arrears on each Interest Payment Date and when such Term Loans are due (whether at maturity, by reason of acceleration or otherwise)."

            5.2 Section 3.2(e) is deleted in its entirety and the following is substituted therefor:

                "(e) Letter of Credit Fees.

                     (1) With respect to all Letters of Credit except the Bond
                Letter of Credit, Borrower will pay to Lender, upon issuance of such Letter of Credit, a Letter of Credit Fee equal to the maximum face duration of the Letter of Credit in years (provided, however, that the minimum deemed face duration of any Letter of Credit shall be 1/12th of one year) MULTIPLIED BY one and three-quarter percent (1.75%) of the maximum obligation of the Lender under the Letter of Credit;

                     (2) With respect to the Bond Letter of Credit, Borrower
                will pay to Lender, upon issuance of the Bond Letter of Credit and annually upon each anniversary of the issuance of the Bond Letter of Credit (prorated in the event the Bond Letter of Credit is to expire prior to the next such anniversary), a Letter of Credit fee equal to one and three-quarter percent (1.75%) of the maximum obligation of the Lender under the Bond Letter of Credit;"



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            5.3 Section 10.1 is deleted in its entirety and the following is substituted therefor:

                "Section 10.1 Financial Ratios.

                (a) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Borrower measured on a quarterly basis, at any time to be less than:

                         (1)  $5,900,000 from April 30, 2000 through July 30,
                              2000
                         (2)  $5,800,000 from July 31, 2000 through October 30,
                              2000
                         (3) $6,500,000 from October 31, 2000 through January 30, 2001
                         (4) $7,000,000 from January 31, 2001 through April 29, 2001
                         (5)  $8,000,000 from and after April 30, 2001.

                (b) Minimum Current Ratio. Permit the Current Ratio at any time to be less than 1.5 to 1.0, measured on a quarterly basis beginning April 30, 2000. Lender agrees that, notwithstanding an accounting ruling by Ernst & Young to the contrary, for purposes of calculating the Current Ratio, DCI's bond reserve account (UMB Acct. #______________) shall be considered a current Asset. The foregoing provision is limited to the treatment of the above-described account for purposes of the calculation of the Current Ratio only. Except as otherwise expressly provided, all accounting matters are determined in accordance with GAAP.

                (c)      [Intentionally omitted].

                (d) Maximum Liabilities Ratio. Permit the Liabilities Ratio of the Borrower measured on a quarterly basis at any time to exceed:

                         (1)  2.75 to 1 from April 30, 2000 through July 30,
                              2000
                         (2)  2.75 to 1 from July 31, 2000 through October 30,
                              2000
                         (3) 2.50 to 1 from October 31, 2000 through January 30, 2001
                         (4) 2.25 to 1 from January 31, 2001 through April 29, 2001
                         (5)  2.00 to 1 from and after April 30, 2001.



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                (e)      Minimum Debt Service Coverage Ratio. Permit the Debt
                         Service Coverage Ratio of the Borrower to be less than 1.20:1 on October 31, 2000, or less than 1.25:1 at any time thereafter, such Debt Service Coverage Ratio to measured on a quarterly basis."

         6. Filing of Mortgage. Notwithstanding any provision in the Loan agreement or any other Loan Document to the contrary, Borrower acknowledges and consents to the Lender's recordation of its $800,000 second mortgage in favor of Lender on Borrower's Overland Park, Kansas property. Without limiting the generality of paragraph 9 below, Borrower further consents and agrees to pay all costs of review, preparation and recording of such mortgage, including without limitation all legal fees, costs and expenses in connection therewith.

         7. Payments on Subordinated Indebtedness. Notwithstanding any provision in the Loan Documents to the contrary, including without limitation, the provisions of Section 10.6 of the Loan Agreement, from and after July 15, 2000, Borrower will not make any payments of principal, interest or fees with respect to any Subordinated Indebtedness, regardless of whether or not such Subordinated Indebtedness is subject to a Subordination Agreement.

         8. Limited Waiver of Defaults. Upon Lender's execution of this First Amendment and Borrower's payment in full of all fees, costs and expenses hereunder required to be paid by Borrower including without limitation the Restructure Fee, Lender will waive Defaults existing on the effective date hereof arising in connection with paragraph 10.1 of the Loan agreement. Nothing contained in this First Amendment shall constitute or be construed as a waiver of any Default or Event of Default except as expressly provided in this Paragraph 8.

         9. Modification Expenses. Borrower will pay to Lender promptly as they come due, any and all costs and expenses incurred by Lender in connection with the negotiation, preparation and documentation of this First Amendment, including without limitation, all recording fees, mortgage registration tax and all reasonable attorneys' fees and costs.

         10. Cross Default and Cross Collateralization. A default in the payment or performance of Borrower's obligations under this First Amendment will constitute an Event of Default under the Loan Agreement and in such event Lender will be entitled to exercise any and all remedies available thereunder. Lender and Borrower further agree that the Security Documents securing the Loan Agreement are hereby modified so that the Security Documents will continue to secure the Loan Agreement as amended by this First Amendment.

         11. Ratification. The parties hereto ratify and reaffirm that all terms, conditions and provisions of the Loan Agreement remain in full force and effect except to the extent expressly modified by the terms of this First Amendment and the terms and conditions of this First Amendment are hereby incorporated in, and will hereafter be deemed a part of, the Loan Documents for all purposes.



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         12. Releases. As a material part of the consideration for Lender entering into this First Amendment and in order to induce Lender to modify the Loan Agreement and to extend credit to Borrower, Borrower hereby jointly and severally releases and forever discharges Lender's directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively "CLAIMS"), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this First Amendment including, but not limited to, any Claims involving the extension of credit under or administration of the Loan Agreement, the indebtedness incurred by the Borrower or any other transactions evidenced by the Loan Agreement and/or this First Amendment.

         13. Renewal. To the extent that any payment or payments made to Lender under this First Amendment or the Loan Agreement are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to either Borrower, whether directly or indirectly as a debtor-in-possession, or to a receiver or any other party under any bankruptcy law, or other state or federal law, then the portion of the indebtedness of the Borrower intended to have been satisfied by such payment or payments will be revived and will continue in full force and effect as if such payment or payments had never been received by Lender.

         14. Representations and Warranties. ASI and DCI jointly and severally represent and warrant to Lender as follows:

             (A) All of the representations and warranties of Borrower in the Loan Agreement are true and correct as of the date hereof.

             (B) Except as expressly described herein, no Event of Default has occurred with respect to the Loan Agreement or Security Documents.

             (C) No Event of Default has occurred or will occur as a result of the execution, delivery, and performance of this First Amendment.

             (D) This First Amendment has been duly authorized, executed and delivered and is a legally valid, binding, joint and several obligation of ASI and DCI and is enforceable against each of them in accordance with its terms.

         15. Miscellaneous.

             (A) Borrower hereby agrees and acknowledges that Lender may endorse and deposit any check or other instrument tendered in connection with a partial payment without thereby giving effect to or being bound by any language purporting to make acceptance of such instrument an accord and satisfaction of the Secured Obligations evidenced by this First Amendment or the Loan Agreement.



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             (B) In the event of a conflict between or among the terms, covenants, conditions or provisions of this First Amendment, Loan Agreement or any other Loan Documents, Lender may elect to enforce from time to time those provisions that would afford Lender the maximum financial benefits and security for the Secured Obligations and/or provide Lender the maximum assurance of payment of the Secured Obligations in full.

             (C) No inference in favor of, or against, any party will be drawn from the fact that such party has drafted any portion of the Loan Agreement.

             (D) Borrower hereby agrees that it will immediately pay Lender all costs, expenses or attorneys' fees Lender incurs in the preparation, negotiation, execution and enforcement of this First Amendment.

             (E) This First Amendment may be executed in any number of counterparts, each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement.

             (F) This First Amendment will be governed by and construed under the laws of the State of Missouri.

             (G) This First Amendment will be binding upon and will inure to the benefit of the parties hereto and to their respective successors and assigns.

         16. WAIVER OF JURY TRIAL. LENDER AND BORROWER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS FIRST AMENDMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS FIRST AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.



                  [remainder of page intentionally left blank.]




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         IN WITNESS WHEREOF, Borrower and Lender have caused this First
Amendment to be executed by an officer duly authorized to so execute and bind Borrower and Lender, respectively, effective as of the day and year first written above.


"BORROWER"

AIRPORT SYSTEMS INTERNATIONAL, INC., a Kansas corporation



By: /s/
    ------------------------------------
Printed Name: Thomas C. Cargin
              --------------------------
Its: Vice President-Finance
     -----------------------------------


DCI, INC., a Kansas corporation



By: /s/
    ------------------------------------
Printed Name: Thomas C. Cargin
              --------------------------
Its: Vice President-Finance
     -----------------------------------




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         ACCEPTED effective the 15th day of July, 2000, at Lender's place of business in the City of Kansas City State of Missouri.


"LENDER"

BANK OF AMERICA, N.A.,
a national banking association

By: /s/ Charles R. Wooten Jr.
    ------------------------------------
Printed Name: Charles R. Wooten Jr.
              --------------------------
Its: Vice President
     -----------------------------------







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